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                    THRIFT MANAGEMENT, INC. AND SUBSIDIARIES

         EXHIBIT 11.1--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

The following table presents the computation of basic and diluted earnings per share:

                                                          Three Months Ended            Nine Months Ended
                                                      -------------------------     -------------------------
                                                       Sept. 27,      Sept. 30,      Sept. 27,      Sept. 30,
                                                         1998           1997           1998           1997
                                                      ----------     ----------     ----------     ----------
Numerator:
   Net (loss) income                                  $ (223,332)    $   41,072     $ (254,983)    $  142,357
                                                      ----------     ----------     ----------     ----------

Denominator:
   Denominator for basic earnings per
   share--weighted-average shares                      2,175,000      2,125,000      2,160,000      2,125,000

   Effect of dilutive securities:
      Employee stock options                             137,000                       137,000
                                                      ----------     ----------     ----------     ----------
   Denominator for diluted earnings per share          2,312,000      2,125,000      2,297,000      2,125,000
                                                      ==========     ==========     ==========     ==========
Earnings per share:
   Basic                                              $    (0.10)    $     0.02     $    (0.12)    $     0.07
                                                      ==========     ==========     ==========     ==========
   Diluted                                            $    (0.10)    $     0.02     $    (0.11)    $     0.07
                                                      ==========     ==========     ==========     ==========